EXHIBIT 99.1

CAI International, Inc. Reports Results for the Third Quarter of 2008

SAN FRANCISCO, Oct. 30, 2008 (GLOBE NEWSWIRE) -- CAI International, Inc. (CAI) (NYSE:CAP) reported that net income in the third quarter of 2008 increased $0.5 million, or 9.3%, to $5.9 million, compared with net income of $5.4 million in the third quarter of 2007. Fully diluted earnings per share in the third quarter of 2008 was $0.34 with 17.5 million average shares outstanding, compared to a fully diluted earnings per share of $0.32 with 17.1 million average shares outstanding during the third quarter of 2007.

In the third quarter of 2008, CAI's revenue was $22.1 million, an increase of $4.7 million, or 26.9%, compared to the third quarter of 2007. The results for the third quarter of 2008 include results of operations of Consent Equipment AB (CEAB), which CAI acquired on April 30, 2008. Container rental revenue increased $6.2 million, or 61.4%, to $16.4 million from $10.1 million in the third quarter of 2007. Management fee revenue was $3.0 million, a decrease of $0.1 million, or 3.2%, from $3.1 million of management fee revenue reported in the third quarter of 2007. Gain on sale of container portfolios decreased $1.8 million, or 45.0%, to $2.2 million compared to $4.0 million in the third quarter of 2007. Finance lease income in the third quarter of 2008 increased $0.4 million, or 133.3%, to $0.6 million, compared to finance lease income of $0.3 million reported in the third quarter of 2007.

"I am pleased with our results for the third quarter in light of the economic slowdown occurring globally," commented Masaaki (John) Nishibori, Chief Executive Officer of CAI. "During the quarter we had strong revenue growth as a result of our fleet growth over the past year and from the overall strong utilization during the quarter. We leased the majority of our factory inventory available in the third quarter by the end of the quarter. Lease out activity was strongest during July and August but weakened during September as a result of economic downturn caused by the dislocation in the capital markets. We are focused on managing through this current weak economic period and positioning the company for when there is an upturn in demand."

Conference Call

A conference call to discuss financial results for the third quarter of 2008 will be held on Thursday, October 30, 2008 at 5:00 p.m. EDT. The dial-in number for the teleconference is 1-888-203-7337; outside of the U.S., call 1-719-234-0008. The call may be accessed live over the internet (listen only) under the "Investors" tab of CAI's website, www.caiintl.com, by selecting "Q3 2008 Earnings Conference Call." A webcast replay will be available for 30 days on the "Investors" tab of our website.

About CAI International, Inc.

CAI is one of the world's leading managers and lessors of intermodal freight containers. As of September 30, 2008, the company operated a worldwide fleet of 802,000 TEU of containers through 13 offices located in 11 countries.

The CAI International logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3968

This press release contains forward-looking statements regarding future events and the future performance of CAI International, Inc. These statements are forward looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties that could cause actual results of operations and other performance measures (including utilization rates) to differ materially from current expectations including, but not limited to, expected economic conditions, availability of credit on commercially favorable terms or at all, customer demand, container prices, lease rates, increased competition, volatility in exchange rates and others. CAI refers you to the documents that it has filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and its interim reports on Form 10-Q and its reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this press release. Furthermore, CAI is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

                       CAI International, Inc.
                      Consolidated Balance Sheets
               (In thousands, except share information)
                             (UNAUDITED)

                                                Sept. 30,   Dec. 31,
                   ASSETS                         2008        2007
                                               ---------   ---------

  Cash                                         $   9,216   $   8,433
  Accounts receivable (owned fleet), net          17,803      12,995
  Accounts receivable (managed fleet)             22,836      22,238
  Current portion of direct finance leases         5,728       4,610
  Deposits, prepayments and other assets           3,331       3,375
  Deferred tax assets                              1,943       1,777
                                               ---------   ---------
      Total current assets                        60,857      53,428

  Container rental equipment, net                343,133     242,606
  Net investment in direct finance leases         14,361       6,356
  Furniture, fixtures and equipment, net             435         468
  Intangible assets, net                           7,045       5,994
  Goodwill                                        50,247      50,247
                                               ---------   ---------

      Total assets                             $ 476,078   $ 359,099
                                               ==========  =========

     LIABILITIES AND STOCKHOLDERS' EQUITY

  Accounts payable                             $   4,041   $   3,060
  Accrued expenses and other current
   liabilities                                     5,134       3,275
  Due to container investors                      20,625      21,075
  Unearned revenue                                 4,011       3,744
  Current portion of capital lease
   obligation                                      4,097          31
  Rental equipment payable                        16,702      25,446
                                               ---------   ---------
      Total current liabilities                   54,610      56,631

  Revolving credit facility                      219,400     147,600
  Deferred income tax liability                   25,685      23,720
  Capital lease obligation                        17,815          --
                                               ---------   ---------
      Total liabilities                          317,510     227,951
                                               ---------   ---------

  Stockholders' equity:
  Common stock                                         2           2
  Additional paid-in capital                     102,478      90,988
  Accumulated other comprehensive
   income (loss)                                  (1,411)        101
  Retained earnings                               57,499      40,057
                                               ---------   ---------
      Total stockholders' equity                 158,568     131,148
                                               ---------   ---------
      Total liabilities and
       stockholders' equity                    $  476,078  $ 359,099
                                               ==========  =========

                       CAI International, Inc.
                  Consolidated Statements of Income
                (In thousands, except per share data)
                             (UNAUDITED)

                           Three Months Ended     Nine Months Ended
                              September 30,          September 30,
                           -------------------   -------------------
                             2008        2007       2008       2007
                           --------   --------   --------   --------
 Revenue:
  Container rental
   revenue                 $ 16,353   $ 10,148   $ 41,621   $ 26,308
  Management fee
   revenue                    2,991      3,093      8,931      9,880
  Gain on sale of
   container portfolios       2,158      3,955      8,375      8,946
  Finance lease income          622        259      1,490        868
                           --------   --------   --------   --------
      Total revenue          22,124     17,455     60,417     46,002
                           --------   --------   --------   --------

 Operating expenses:
  Depreciation of container
   rental equipment           4,493      2,315     11,225      5,766
  Amortization of
   intangible assets            422        311      1,123        928
  Impairment of con-
   tainer rental equipment       39         66        241        290
  Gain on disposition
   of used container
   equipment                   (949)    (1,277)    (3,243)    (3,325)
  Gain on settlement
   of lease obligation           --         --         --       (694)
  Equipment rental expense       --         77         20        895
  Storage, handling and
   other expenses               984        897      3,208      2,287
  Marketing, general and
   administrative expense     5,124      4,483     14,740     11,752
                           --------   --------   --------   --------
      Total operating
       expenses              10,113      6,872     27,314     17,899
                           --------   --------   --------   --------

 Operating income            12,011     10,583     33,103     28,103
                           --------   --------   --------   --------
 Other income and
  expense:
  Interest expense            2,435      2,095      6,538      8,022
  Gain on extinguishment
   of debt                       --         --         --       (681)
  Interest income               (38)        (6)      (208)       (26)
                           --------   --------   --------   --------
      Net interest
       expense                2,397      2,089      6,330      7,315
  Loss (gain) on
   foreign exchange             544        (23)       449        (43)
                           --------   --------   --------   --------
      Total other income
       and expense- net       2,941      2,066      6,779      7,272
                           --------   --------   --------   --------

 Income before income
  taxes                       9,070      8,517     26,324     20,831

 Income tax expense           3,181      3,116      8,882      7,707
                           --------   --------   --------   --------

 Net income                   5,889      5,401     17,442     13,124

 Accretion of preferred
  stock                          --         --         --     (5,577)
                           --------   --------   --------   --------

 Net income available
  to common shareholders   $  5,889   $  5,401   $ 17,442   $  7,547
                           ========   ========   ========   ========

 Net income per share:
  Basic                    $   0.34   $   0.32   $   1.01   $   0.54
  Diluted                  $   0.34   $   0.32   $   1.01   $   0.49
 Weighted average
  shares outstanding:
  Basic                      17,499     17,109     17,241     13,906
  Diluted                    17,505     17,110     17,246     16,535

                                           As of           As of
                                       September 30,   September 30,
                                            2008           2007
                                       -------------   -------------
                                               (unaudited)

 Managed fleet in TEUs                      533,888         503,112
 Owned fleet in TEUs                        268,495         220,677
                                       -------------   -------------
 Total                                      802,383         723,789
                                       =============   =============

                                       Three Months    Three Months
                                          Ended           Ended
                                       September 30,   September 30,
                                           2008            2007
                                       -------------   -------------
                                                (unaudited)

 Average fleet utilization
  rate for the period                         94.20%          94.90%

CONTACT:  CAI International, Inc.
          Victor Garcia, Chief Financial Officer
          (415) 788-0100
          vgarcia@caiintl.com